Exhibit 3.22

Industry Canada	Industrie Canada

Certificate of Amalgamation Canada Business Corporations Act	Certificat de fusion Loi canadienne sur les sociétés par actions

AXCAN PHARMA INC.	446617-9

Name of corporation-Dénomination de la société	Corporation number-Numéro de la société

I hereby certify that the above-named corporation resulted from an amalgamation, under section 185 of the Canada Business Corporations Act, of the corporations set out in the attached articles of amalgamation.	Je certifie que la société susmentionnée est issue d’une fusion, en vertu de l’article 185 de la Loi canadienne sur les sociétés par actions, des sociétés dont les dénominations apparaissent dans les statuts de fusion ci-joints.

/s/ Richard G. Shaw	February 25, 2008 / le 25 février 2008
Richard G. Shaw	Date of Amalgamation - Date de fusion
Director - Directeur

Industry Canada	Industrie Canada	FORM 9 ARTICLES OF AMALGAMATION (SECTION 185)	FORMULAIRE 9 STATUTS DE FUSION (ARTICLE 185)
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

1 --	Name of the Amalgamated Corporation		Dénomination sociale de la société issue de la fusion
AXCAN PHARMA INC.
2 --	The province or territory in Canada where the registered office is to be situated		La province ou le territoire au Canada où se situera le siège social
Quebec
3 --	The classes and any maximum number of shares that the corporation is authorized to issue		Catégories et tout nombre maximal d’actions que la société est autorisée à émettre
The annexed Schedule 1 in incorporated in this form.
4 --	Restrictions, if any, on share transfers		Restrictions sur le transfert des actions, s’il y a lieu
No shares of the Corporation shall be transferred without the approval of the directors evidenced by a resolution duly adopted by them.
5 --	Number (or minimum and maximum number) of directors		Nombre (ou nombre minimal et maximal) d’administrateurs
A minimum of 1 and a maximum of 10 directors.
6 --	Restrictions, if any, on business the corporation may carry on		Limites imposées à l’activité commerciale de la société, s’il y a lieu
None
7 --	Other provisions, if any		Autres dispositions, s’il y a lieu
The annexed Schedule 2 is incorporated in this form.
8 --	The amalgamation has been approved pursuant to that section or subsection of the Act which is indicated as follows:		La fusion a été approuvée en accord avec l’article ou le paragraphe de la Loi indiqué ci-après
☐ 183 ☑ 184(1) ☐ 184(2)

9 --	Name of the amalgamating corporations Dénomination sociale des sociétés fusionnantes	Corporation No. No de la société	Signature	Date	Title Titre	Tel. No. No de tél.
	4459270 CANADA INC.	445927-0	/s/ Clive Bode	Feb. 25/08	director
	AXCAN PHARMA INC.	296006-1	/s/ Steve Gannon	Feb. 25/08	director

FOR DEPARTMENTAL USE ONLY - À L’USAGE DU MINISTÈRE SEULEMENT

IC 3190 (2004/12)

SCHEDULE 1

Unlimited number of class A common shares;

Unlimited number of class B common shares;

Unlimited number of class A preferred shares;

Unlimited number of class B preferred shares;

Unlimited number of class C preferred shares; and

Unlimited number of class D preferred shares.

I.	The class A common shares and the class B common shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a)	Each class A common share shall entitle the holder thereof to one (1) vote at all meetings of the shareholders of the Corporation (except meetings at which only holders of another specified class of shares are entitled to vote pursuant to the provisions hereof or pursuant to the provisions of the Canada Business Corporations Act (hereinafter referred to as the “Act”)). Subject to the provisions of the Act or as otherwise expressly provided herein, the holders of the class B common shares shall not be entitled to receive notice of, nor to attend or vote at meetings of the shareholders of the Corporation.

(b)	The holders of the class A common shares shall be entitled to receive non-cumulative dividends, as and when declared by the board of directors, subject to the rights, privileges, restrictions and conditions attaching to the class A preferred shares, the class B preferred shares, the class C preferred shares, the class D preferred shares and to any other class of shares ranking prior to the class A common shares.

(c)	The board of directors may, in its discretion, declare dividends on the class A common shares without having to concurrently declare dividends on the class B common shares.

(d)	The holders of the class B common shares shall be entitled to receive non-cumulative dividends, as and when declared by the board of directors, subject to the rights, privileges, restrictions and conditions attaching to the class A preferred shares, the class B preferred shares, the class C preferred shares the class D preferred shares and to any other class of shares ranking prior to the class B common shares.

(e)	The board of directors may, in its discretion, declare dividends on the class B common shares without having to concurrently declare dividends on the class A common shares.

(f)	In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, subject to the rights, privileges, restrictions and conditions attaching to the class A preferred shares, the class B preferred shares, the class C preferred shares, the class D preferred shares and to any other class of shares ranking prior to the class A common shares or the class B common shares, the holders of the class A common shares and the holders of the class B common shares shall be entitled to receive the remaining property of the Corporation; the class A common shares and the class B common shares shall rank equally on a per share basis with respect to the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among shareholders for the purpose of winding-up its affairs.

II.	The class A preferred shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a)	Each class A preferred share shall entitle the holder thereof to one (1) vote at all meetings of the shareholders of the Corporation (except meetings at which only holders of another specified class of shares are entitled to vote pursuant to the provisions hereof or pursuant to the provisions of the Act).

(b)	The holders of the class A preferred shares shall be entitled to receive during each month, as and when declared by the board of directors, but always in preference and priority to any payment of dividends on the other shares of the Corporation, non-cumulative dividends at a fixed rate of one percent (1%) per month calculated on the class A preferred redemption price (as hereinafter in paragraph II. (g) defined) of each such share payable in money, property or by the issue of fully paid shares of any class of the Corporation. The holders of the class A preferred shares shall not be entitled to any dividend in excess of the dividend hereinbefore provided for.

(c)	In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, the holders of the class A preferred shares shall be entitled to receive for each class A preferred share, in preference and priority to any distribution of the property or assets of the Corporation to the holders of the class B preferred shares, the class C preferred shares, the class D preferred shares, the class A common shares, the class B common shares or to any other shares ranking junior to the class A preferred shares, an amount equal to the class A preferred redemption price plus all declared and unpaid dividends thereon, but shall not be entitled to share any further in the distribution of the property or assets of the Corporation.

(d)	The Corporation may, in the manner hereinafter provided, redeem at any time all, or from time to time any part, of the outstanding class A preferred shares on payment for each class A preferred share to be redeemed of the class A preferred redemption price plus all declared and unpaid dividends thereon (in paragraphs 11. (e) and (f) called the “redemption price”).

(e)

Before redeeming any class A preferred shares, the Corporation shall mail or deliver to each person who, at the date of such mailing or delivery, shall be a registered holder of class A preferred shares to be redeemed, notice of the intention of the Corporation to redeem such shares held by such registered holder; such notice shall be delivered to, or mailed by ordinary prepaid post addressed to, the last address of such holder as it appears on the records of the Corporation, or in the event of the address of any such holder not appearing on the records of the Corporation, then to the last address of such holder known to the Corporation, at least one (1) day before the date specified for redemption; such notice shall set out the redemption price, the date on which the redemption is to take place and, if part only of the class A preferred shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed; on or after the date so specified for redemption the Corporation shall pay or cause to be paid the redemption price to the registered holders of the class A preferred shares to be redeemed on presentation and surrender of the certificates for the class A preferred shares so called for redemption at the registered office of the Corporation or at such other place or places as may be specified in such notice, and the certificates for such class A preferred shares shall thereupon be cancelled, and the class A preferred shares represented thereby shall thereupon be redeemed; from and after the date specified for redemption in such notice, the holders of the class A preferred shares called for redemption shall cease to be entitled to dividends in respect of such shares and shall not be entitled to exercise any of the rights of the holders thereof, except the right to receive the redemption price, unless payment of the redemption price shall not be made by the Corporation in accordance with the foregoing provisions, in which case the rights of the holders of such shares shall remain unaffected; on or before the date specified for redemption, the Corporation shall have the right to deposit the redemption price of the class A preferred shares called for redemption in a special account with any chartered bank or trust company in Canada named in the notice of redemption, to be paid, without interest, to or to the order of the respective holders of such class A preferred shares called for redemption, upon presentation and surrender of the certificates representing the same and, upon such deposit being made or upon the date specified for redemption, whichever is later, the class A preferred shares in respect whereof such deposit shall have been made, shall be deemed to be redeemed and the rights of the respective holders thereof, after such deposit or after such redemption date, as the case may be, shall be limited to receiving, out of the moneys so deposited, without interest, the redemption price applicable to their respective class A preferred shares against presentation and surrender of the certificates representing such class A preferred shares. If less than all the class A preferred shares are to be redeemed, the shares to be redeemed shall be redeemed pro rata, disregarding fractions, unless the holders of the class A preferred shares unanimously agree to the adoption of another method of selection of the class A preferred shares to be redeemed. If less than all the class A preferred shares represented by any certificate be redeemed, a new certificate for the balance shall be issued.

(f)	The Corporation may purchase for cancellation at any time all, or from tune to time any part, of the class A preferred shares outstanding, by private contract at any price, with the unanimous consent of the holders of the class A preferred shares then outstanding, or by invitation for tenders addressed to all the holders of the class A preferred shares at the lowest price at which, in the opinion of the directors, such shares are obtainable but not exceeding the redemption price thereof. If less than all the class A preferred shares represented by any certificate be purchased for cancellation, a new certificate for the balance shall be issued.

(g)	For the purposes of the foregoing paragraphs 11. (b), (c) and (d) the “class A preferred redemption price” of each class A preferred share shall be an amount equal to (i) the monetary consideration received by the Corporation upon the issuance of such share (denominated in the currency in which such consideration was paid to the Corporation), if such share has been issued for money, less any amount distributed in respect of such share on a reduction of the stated capital account maintained in respect of the class A preferred shares; or (ii) the fair market value of the consideration received by the Corporation (including, without limitation, shares of another class of the Corporation) upon the issuance of such share, if such share has been issued for a consideration other than money, less any amount distributed in respect of such share on a reduction of the stated capital account maintained in respect of the class A preferred shares. Subject to the provisions of the following sub-paragraph, such fair market value is to be determined by the directors on the basis of generally accepted accounting and valuation principles.

The fair market value determined as hereinabove provided for shall be subject to revision in accordance with any binding agreement with, or decision by, the appropriate taxation authorities, or any judgement of a court of competent jurisdiction. In the event that any such agreement, decision or judgement shall result in a final determination under the provisions of the appropriate taxation legislation and the amount thereby determined is an amount other than the amount for which such share was originally issued as determined by the directors in accordance with the preceding sub-paragraph, such finally determined amount for the purpose of the appropriate taxation legislation shall then be deemed to be the fair market value of the consideration received by the Corporation upon the issuance of such class A preferred share.

(h)	In the event that only part of the amount of the consideration received by the Corporation for any class A preferred share issued by the Corporation is added to the stated capital account of the class A preferred shares, such class A preferred share shall be deemed to have been issued for the full amount of the consideration received, for all purposes of these articles (except only with respect to the stated capital of such class A preferred shares) including, but without limiting the generality of the foregoing, dividend rights, redemption rights and rights upon liquidation and dissolution.

(i)

No change to any of the provisions of paragraphs II. (a) to (h) or of this paragraph (i) shall have any force or effect until it has been approved by a majority of not less than two-thirds ( 2/3) of the votes cast by the holders of the class A preferred shares, voting separately as a class at a meeting of such holders specially called for that purpose, or by a resolution in writing signed by all the holders of the class A preferred shares, in addition to any other approval required by the Act.

III.	The class B preferred shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a)	Subject to the provisions of the Act or as otherwise expressly provided herein, the holders of the class B preferred shares shall not be entitled to receive notice of, nor to attend or vote at meetings of the shareholders of the Corporation.

(b)	The holders of the class B preferred shares shall be entitled to receive during each month, as and when declared by the board of directors, but always in preference and priority to any payment of dividends on the class C preferred shares, the class D preferred shares, the class A common shares and the class B common shares or any other shares ranking junior to the class B preferred shares, non-cumulative dividends at a fixed rate of one percent (1%) per month calculated on the class B preferred redemption price (as hereinafter in paragraph III. (g) defined) of each such share payable in money, property or by the issue of fully paid shares of any class of the Corporation. The holders of the class B preferred shares shall not be entitled to any dividend in excess of the dividend hereinbefore provided for.

(c)	In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, the holders of the class B preferred shares shall be entitled to receive for each class B preferred share, in preference and priority to any distribution of the property or assets of the Corporation to the holders of the class C preferred shares, the class D preferred shares, the class A common shares and the class B common shares or any other shares ranking junior to the class B preferred shares, an amount equal to the class B preferred redemption price plus all declared and unpaid dividends thereon, but shall not be entitled to share any further in the distribution of the property or assets of the Corporation.

(d)	The Corporation may, in the manner hereinafter provided, redeem at any time all, or from time to time any part, of the outstanding class B preferred shares on payment for each class B preferred share to be redeemed of the class B preferred redemption price plus all declared and unpaid dividends thereon (in paragraphs III. (e) and (f) called the “redemption price”).

(e)

Before redeeming any class B preferred shares, the Corporation shall mail or deliver to each person who, at the date of such mailing or delivery, shall be a registered holder of class B preferred shares to be redeemed, notice of the intention of the Corporation to redeem such shares held by such registered holder; such notice shall be delivered to, or mailed by ordinary prepaid post addressed to, the last address of such holder as it appears on the records of the Corporation, or in the event of the address of any such holder not appearing on the records of the Corporation, then to the last address of such holder known to the Corporation, at least one (1) day before the date specified for redemption; such notice shall set out the redemption price, the date on which the redemption is to take place and, if part only of the class B preferred shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed; on or after the date so specified for redemption the Corporation shall pay or cause to be paid the redemption price to the registered holders of the class B preferred shares to be redeemed on presentation and surrender of the certificates for the class B preferred shares so called for redemption at the registered office of the Corporation or at such other place or places as may be specified in such notice, and the certificates for such class B preferred shares shall thereupon be cancelled, and the class B preferred shares represented thereby shall thereupon be redeemed; from and after the date specified for redemption in such notice, the holders of the class B preferred shares called for redemption shall cease to be entitled to dividends in respect of such shares and shall not be entitled to exercise any of the rights of the holders thereof, except the right to receive the redemption price, unless payment of the redemption price shall not be made by the Corporation in accordance with the foregoing provisions, in which case the rights of the holders of such shares shall remain unaffected; on or before the date specified for redemption, the Corporation shall have the right to deposit the redemption price of the class B preferred shares called for redemption in a special account with any chartered bank or trust company in Canada named in the notice of redemption, to be paid, without interest, to or to the order of the respective holders of such class B preferred shares called for redemption, upon presentation and surrender of the certificates representing the same and, upon such deposit being made or upon the date specified for redemption, whichever is later, the class B preferred shares in respect whereof such deposit shall have been made, shall be deemed to be redeemed and the rights of the respective holders thereof, after such deposit or after such redemption date, as the case may be, shall be limited to receiving, out of the moneys so deposited, without interest, the redemption price applicable to their respective class B preferred shares against presentation and surrender of the certificates representing such class B preferred shares. If less than all the class B preferred shares are to be redeemed, the shares to be redeemed shall be redeemed pro rata, disregarding fractions, unless the holders of the class B preferred shares unanimously agree to the adoption of another method of selection of the class B preferred shares to be redeemed. If less than all the class B preferred shares represented by any certificate be redeemed, a new certificate for the balance shall be issued.

(f)	The Corporation may purchase for cancellation at any time all, or from time to time any part, of the class B preferred shares outstanding, by private contract at any price, with the unanimous consent of the holders of the class B preferred shares then outstanding, or by invitation for tenders addressed to all the holders of the class B preferred shares at the lowest price at which, in the opinion of the directors, such shares are obtainable but not exceeding the redemption price thereof. If less than all the class B preferred shares represented by any certificate be purchased for cancellation, a new certificate for the balance shall be issued.

(g)	For the purposes of the foregoing paragraphs III. (b), (c) and (d), the "class B preferred redemption price" of each class B preferred share shall be an amount equal to (i) the monetary consideration received by the Corporation upon the issuance of such share (denominated in the currency in which such consideration was paid to the Corporation), if such share has been issued for money, less any amount distributed in respect of such share on a reduction of the stated capital account maintained in respect of the class B preferred shares; or (ii) the fair market value of the consideration received by the Corporation (including, without limitation, shares of another class of the Corporation) upon the issuance of such share, if such share has been issued for a consideration other than money, less any amount distributed in respect of such share on a reduction of the stated capital account maintained in respect of the class B preferred shares. Subject to the provisions of the following sub-paragraph, such fair market value is to be determined by the directors on the basis of generally accepted accounting and valuation principles.

The fair market value determined as hereinabove provided for shall be subject to revision in accordance with any binding agreement with, or decision by, the appropriate taxation authorities, or any judgement of a court of competent jurisdiction. In the event that any such agreement, decision or judgement shall result in a final determination under the provisions of the appropriate taxation legislation and the amount thereby determined is an amount other than the amount for which such share was originally issued as determined by the directors in accordance with the preceding sub-paragraph, such finally determined amount for the purpose of the appropriate taxation legislation shall then be deemed to be the fair market value of the consideration received by the Corporation upon the issuance of such class B preferred share.

(h)	In the event that only part of the amount of the consideration received by the Corporation for any class B preferred share issued by the Corporation is added to the stated capital account of the class B preferred shares, such class B preferred share shall be deemed to have been issued for the full amount of the consideration received, for all purposes of these articles (except only with respect to the stated capital of such class B preferred shares) including, but without limiting the generality of the foregoing, dividend rights, redemption rights and rights upon liquidation and dissolution.

(i)	No change to any of the provisions of paragraphs III. (a) to (h) or of this paragraph (i) shall have any force or effect until it has been approved by a majority of not less than two-thirds (213) of the votes cast by the holders of the class B preferred shares, voting separately as a class at a meeting of such holders specially called for that purpose, or by a resolution in writing signed by all the holders of the class B preferred shares, in addition to any other approval required by the Act.

IV.	The class C preferred shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a)	Each class C preferred share shall entitle the holder thereof to one (1) vote at all meetings of the shareholders of the Corporation (except meetings at which only holders of another specified class of shares are entitled to vote pursuant to the provisions hereof or pursuant to the Act).

(b)	The holders of the class C preferred shares shall be entitled to receive during each month, as and when declared by the board of directors, but always in preference and priority to any payment of dividends on the class D preferred shares, the class A common shares and the class B common shares or any other shares ranking junior to the class C preferred shares, non-cumulative dividends at a fixed rate of one percent (1%) per month calculated on the class C preferred redemption price (as hereinafter in paragraph IV. (h) defined) of each such share payable in money, property or by the issue of fully paid shares of any class of the Corporation. The holders of the class C preferred shares shall not be entitled to any dividend in excess of the dividend hereinbefore provided for.

(c)	In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, the holders of the class C preferred shares shall be entitled to receive for each class C preferred share, in preference and priority to any distribution of the property or assets of the Corporation to the holders of the class D preferred shares, the class A common shares and the class B common shares or any other shares ranking junior to the class C preferred shares, an amount equal to the class C preferred redemption price plus all declared and unpaid dividends thereon, but shall not be entitled to share any further in the distribution of the property or assets of the Corporation.

(d)	The Corporation may, in the manner hereinafter provided, redeem at any time all, or from time to time any part, of the outstanding class C preferred shares on payment for each class C preferred share to be redeemed of the class C preferred redemption price plus all declared and unpaid dividends thereon (in paragraphs IV. (e), (f) and (g) called the “redemption price”).

(e)

Before redeeming any class C preferred shares, the Corporation shall mail or deliver to each person who, at the date of such mailing or delivery, shall be a registered holder of class C preferred shares to be redeemed, notice of the intention of the Corporation to redeem such shares held by such registered holder; such notice shall be delivered to, or mailed by ordinary prepaid post addressed to, the last address of such holder as it appears on the records of the Corporation, or in the event of the address of any such holder not appearing on the records of the Corporation, then to the last address of such holder known to the Corporation, at least one (1) day before the date specified for redemption; such notice shall set out the redemption price, the date on which the redemption is to take place and, if part only of the class C preferred shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed; on or after the date so specified for redemption the Corporation shall pay or cause to be paid the redemption price to the registered holders of the class C preferred shares to be redeemed on presentation and surrender of the certificates for the class C preferred shares so called for redemption at the registered office of the Corporation or at such other place or places as maybe specified in such notice, and the certificates for such class C preferred shares shall thereupon be cancelled, and the class C preferred shares represented thereby shall thereupon be redeemed; from and after the date specified for redemption in such notice, the holders of the class C preferred shares called for redemption shall cease to be entitled to dividends in respect of such shares and shall not be entitled to exercise any of the rights of the holders thereof, except the right to receive the redemption price, unless payment of the redemption price shall not be made by the Corporation in accordance with the foregoing provisions, in which case the rights of the holders of such shares shall remain unaffected; on or before the date specified for redemption, the Corporation shall have the right to deposit the redemption price of the class C preferred shares called for redemption in a special account with any chartered bank or trust company in Canada named in the notice of redemption, to be paid, without interest, to or to the order of the respective holders of such class C preferred shares called for redemption, upon presentation and surrender of the certificates representing the same and, upon such deposit being made or upon the date specified for redemption, whichever is later, the class C preferred shares in respect whereof such deposit shall have been made, shall be deemed to be redeemed and the rights of the respective holders thereof, after such deposit or after such redemption date, as the case may be, shall be limited to receiving, out of the moneys so deposited, without interest, the redemption price applicable to their respective class C preferred shares against presentation and surrender of the certificates representing such class C preferred shares. If less than all the class C preferred shares are to be redeemed, the shares to be redeemed shall be redeemed pro rata, disregarding fractions, unless the holders of the class C preferred shares unanimously agree to the adoption of another method of selection of the class C preferred shares to be redeemed. If less than all the class C preferred shares represented by any certificate be redeemed, a new certificate for the balance shall be issued.

(f)	A holder of class C preferred shares shall be entitled to require the Corporation to redeem at any time all, or from time to time any part, of the class C preferred shares registered in the name of such holder by tendering to the Corporation at its registered office the share certificate(s) representing the class C preferred shares which the registered holder desires to have the Corporation redeem together with a request in writing specifying (i) the number of class C preferred shares which the registered holder desires to have redeemed by the Corporation and (ii) the business day (in this paragraph referred to as the “redemption date”) on which the holder desires to have the Corporation redeem such class C preferred shares, which redemption date shall not be less than five (5) days after the day on which the request in writing is given to the Corporation. Upon receipt of the share certificate(s) representing the class C preferred shares which the registered holder desires to have the Corporation redeem together with such a request, the Corporation shall on, or at its option, before, the redemption date redeem such class C preferred shares by paying to the registered holder thereof, for each share to be redeemed, an amount equal to the redemption price in respect thereof; such payment shall be made by cheque payable at par at any branch of the Corporation’s bankers for the time being in Canada. The said class C preferred shares shall be deemed to be redeemed on the date of payment of the redemption price and from and after such date such class C preferred shares shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of the holders of class C preferred shares in respect thereof. Notwithstanding the foregoing, the Corporation shall only be obliged to redeem class C preferred shares so tendered for redemption to the extent that such redemption would not be contrary to any applicable law, and if such redemption of any such class C preferred shares would be contrary to any applicable law, the Corporation shall only be obliged to redeem such class C preferred shares to the extent that the moneys applied thereto shall be such amount (rounded to the next lower multiple of one hundred dollars ($100.00)) as would not be contrary to such law, in which case the Corporation shall pay to each holder his pro rata share of the purchase moneys allocable. If less than all the class C preferred shares represented by any certificate be redeemed, a new certificate for the balance shall be issued.

(g)	The Corporation may purchase for cancellation at any time all, or from time to time any part, of the class C preferred shares outstanding, by private contract at any price, with the unanimous consent of the holders of the class C preferred shares then outstanding, or by invitation for tenders addressed to all the holders of the class C preferred shares at the lowest price at which, in the opinion of the directors, such shares are obtainable but not exceeding the redemption price thereof. If less than all the class C preferred shares represented by any certificate be purchased for cancellation, a new certificate for the balance shall be issued.

(h)	For the purposes of the foregoing paragraphs IV. (b), (c) and (d), the “class C preferred redemption price” of each class C preferred share shall be an amount equal to (i) the monetary consideration received by the Corporation upon the issuance of such share (denominated in the currency in which such consideration was paid to the Corporation), if such share has been issued for money, less any amount distributed in respect of such share on a reduction of the stated capital account maintained in respect of the class C preferred shares; or (ii) the fair market value of the consideration received by the Corporation (including, without limitation, shares of another class of the Corporation) upon the issuance of such share, if such share has been issued for a consideration other than money, less any amount distributed in respect of such share on a reduction of the stated capital account maintained in respect of the class C preferred shares. Subject to the provisions of the following sub-paragraph, such fair market value is to be determined by the directors on the basis of generally accepted accounting and valuation principles.

The fair market value determined as hereinabove provided for shall be subject to revision in accordance with any binding agreement with, or decision by, the appropriate taxation authorities, or any judgement of a court of competent jurisdiction. In the event that any such agreement, decision or judgement shall result in a final determination under the provisions of the appropriate taxation legislation and the amount thereby determined is an amount other than the amount for which such share was originally issued as determined by the directors in accordance with the preceding sub-paragraph, such finally determined amount for the purpose of the appropriate taxation legislation shall then be deemed to be the fair market value of the consideration received by the Corporation upon the issuance of such class C preferred share.

(i)	In the event that only part of the amount of the consideration received by the Corporation for any class C preferred share issued by the Corporation is added to the stated capital account of the class C preferred shares, such class C preferred share shall be deemed to have been issued for the full amount of the consideration received, for all purposes of these articles (except only with respect to the stated capital of such class C preferred shares) including, but without limiting the generality of the foregoing, dividend rights, redemption rights and rights upon liquidation and dissolution.

(j)

No change to any of the provisions of paragraphs IV. (a) to (i) or of this paragraph (j) shall have any force or effect until it has been approved by a majority of not less than two-thirds ( 2/3) of the votes cast by the holders of the class C preferred shares, voting separately as a class at a meeting of such holders specially called for that purpose, or by a resolution in writing signed by all the holders of the class C preferred shares, in addition to any other approval required by the Act.

V.	The class D preferred shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a)	Subject to the provisions of the Act or as otherwise expressly provided herein, the holders of the class D preferred shares shall not be entitled to receive notice of, nor to attend or vote at meetings of the shareholders of the Corporation.

(b)	The holders of the class D preferred shares shall be entitled to receive during each month, as and when declared by the board of directors, but always in preference and priority to any payment of dividends on the class A common shares and the class B common shares or any other shares ranking junior to the class D preferred shares, non-cumulative dividends at a fixed rate of one percent (1%) per month calculated on the class D preferred redemption price (as hereinafter in paragraph V. (h) defined) of each such share payable in money, property or by the issue of fully paid shares of any class of the Corporation. The holders of the class D preferred shares shall not be entitled to any dividend in excess of the dividend hereinbefore provided for.

(c)	In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, the holders of the class D preferred shares shall be entitled to receive for each class D preferred share, in preference and priority to any distribution of the property or assets of the Corporation to the holders of the class A common shares and the class B common shares or any other shares ranking junior to the class D preferred shares, an amount equal to the class D preferred redemption price plus all declared and unpaid dividends thereon, but shall not be entitled to share any further in the distribution of the property or assets of the Corporation.

(d)	The Corporation may, in the manner hereinafter provided, redeem at any time all, or from time to time any part, of the outstanding class D preferred shares on payment for each class D preferred share to be redeemed of the class D preferred redemption price plus all declared and unpaid dividends thereon (in paragraphs V. (e), (f) and (g) called the “redemption price”).

(e)

Before redeeming any class D preferred shares, the Corporation shall mail or deliver to each person who, at the date of such mailing or delivery, shall be a registered holder of class D preferred shares to be redeemed, notice of the intention of the Corporation to redeem such shares held by such registered holder; such notice shall be delivered to, or mailed by ordinary prepaid post addressed to, the last address of such holder as it appears on the records of the Corporation, or in the event of the address of any such holder not appearing on the records of the Corporation, then to the last address of such holder known to the Corporation, at least one (1) day before the date specified for redemption; such notice shall set out the redemption price, the date on which the redemption is to take place and, if part only of the class D preferred shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed; on or after the date so specified for redemption the Corporation shall pay or cause to be paid the redemption price to the registered holders of the class D preferred shares to be redeemed on presentation and surrender of the certificates for the class D preferred shares so called for redemption at the registered office of the Corporation or at such other place or places as may be specified in such notice, and the certificates for such class D preferred shares shall thereupon be cancelled, and the class D preferred shares represented thereby shall thereupon be redeemed; from and after the date specified for redemption in such notice, the holders of the class D preferred shares called for redemption shall cease to be entitled to dividends in respect of such shares and shall not be entitled to exercise any of the rights of the holders thereof, except the right to receive the redemption price, unless payment of the redemption price shall not be made by the Corporation in accordance with the foregoing provisions, in which case the rights of the holders of such shares shall remain unaffected; on or before the date specified for redemption, the Corporation shall have the right to deposit the redemption price of the class D preferred shares called for redemption in a special account with any chartered bank or trust company in Canada named in the notice of redemption, to be paid, without interest, to or to the order of the respective holders of such class D preferred shares called for redemption, upon presentation and surrender of the certificates representing the same and, upon such deposit being made or upon the date specified for redemption, whichever is later, the class D preferred shares in respect whereof such deposit shall have been made, shall be deemed to be redeemed and the rights of the respective holders thereof, after such deposit or after such redemption date, as the case may be, shall be limited to receiving, out of the moneys so deposited, without interest, the redemption price applicable to their respective class D preferred shares against presentation and surrender of the certificates representing such class D preferred shares. If less than all the class D preferred shares are to be redeemed, the shares to be redeemed shall be redeemed pro rata, disregarding fractions, unless the holders of the class D preferred shares unanimously agree to the adoption of another method of selection of the class D preferred shares to be redeemed. If less than all the class D preferred shares represented by any certificate be redeemed, a new certificate for the balance shall be issued.

(f)

A holder of class D preferred shares shall be entitled to require the Corporation to redeem at any time all, or from time to time any part, of the class D preferred shares registered in the name of such holder by tendering to the Corporation at its registered office the share certificate(s) representing the class D preferred shares which the registered holder desires to have the Corporation redeem together with a request in writing specifying (i) the number of class D preferred shares which the registered holder desires to have redeemed by the Corporation and (ii) the business day (in this paragraph referred to as the “redemption date”) on which the holder desires to have the Corporation redeem such class D preferred shares, which redemption date shall not be less than five (5) days after the day on which the request in writing is given to the Corporation. Upon receipt of the share certificate(s) representing the class D preferred shares which the registered holder desires to have the Corporation redeem together with such a request, the Corporation shall on, or at its option, before, the redemption date redeem such class D preferred shares by paying to the registered holder thereof, for each share to be redeemed, an amount equal to the redemption price in respect thereof; such payment shall be made by cheque payable at par at any branch of the Corporation’s bankers for the time being in Canada. The said class D preferred shares shall be deemed to be redeemed on the date of payment of the redemption price and from and after such date such class D preferred shares shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of the holders of class D preferred shares in respect thereof. Notwithstanding the foregoing, the Corporation shall only be obliged to redeem class D preferred shares so tendered for redemption to the extent that such redemption would not be contrary to any applicable law, and if such redemption of any such class D preferred shares would be contrary to any applicable law, the Corporation shall only be obliged to redeem such class D preferred shares to the extent that the moneys applied thereto shall be such amount (rounded to the next lower multiple of one hundred dollars ($100.00)) as would not be contrary to such law, in which case the Corporation shall pay to each holder his pro rata share of the purchase moneys allocable. If less than all the class D preferred shares represented by any certificate be redeemed, a new certificate for the balance shall be issued.

(g)	The Corporation may purchase for cancellation at any time all, or from time to time any part, of the class D preferred shares outstanding, by private contract at any price, with the unanimous consent of the holders of the class D preferred shares then outstanding, or by invitation for tenders addressed to all the holders of the class D preferred shares at the lowest price at which, in the opinion of the directors, such shares are obtainable but not exceeding the redemption price thereof. If less than all the class D preferred shares represented by any certificate be purchased for cancellation, a new certificate for the balance shall be issued.

(h)

For the purposes of the foregoing paragraphs V. (b), (c) and (d), the “class D preferred redemption price” of each class D preferred share shall be an amount equal to (i) the monetary consideration received by the Corporation upon the issuance of such share (denominated in the currency in which such consideration was paid to the Corporation), if such share has been issued for money, less any amount distributed in respect of such share on a reduction of the stated capital account maintained in respect of the class D preferred shares; or (ii) the fair market value of the consideration received by the Corporation (including, without limitation, shares of another class of the Corporation) upon the issuance of such share, if such share has been issued for a consideration other than money, less any amount distributed in respect of such share on a reduction of the stated capital account maintained in respect of the class D preferred shares. Subject to the provisions of the following sub-paragraph, such fair market value is to be determined by the directors on the basis of generally accepted accounting and valuation principles.

The fair market value determined as hereinabove provided for shall be subject to revision in accordance with any binding agreement with, or decision by, the appropriate taxation authorities, or any judgment of a court of competent jurisdiction. In the event that any such agreement, decision or judgment shall result in a final determination under the provisions of the appropriate taxation legislation and the amount thereby determined is an amount other than the amount for which such share was originally issued as determined by the directors in accordance with the preceding sub-paragraph, such finally determined amount for the purpose of the appropriate taxation legislation shall then be deemed to be the fair market value of the consideration received by the Corporation upon the issuance of such class D preferred share.

(i)	In the event that only part of the amount of the consideration received by the Corporation for any class D preferred share issued by the Corporation is added to the stated capital account of the class D preferred shares, such class D preferred share shall be deemed to have been issued for the full amount of the consideration received, for all purposes of these articles (except only with respect to the stated capital of such class D preferred shares) including, but without limiting the generality of the foregoing, dividend rights, redemption rights and rights upon liquidation and dissolution.

(j)

No change to any of the provisions of paragraphs V. (a) to (i) or of this paragraph (j) shall have any force or effect until it has been approved by a majority of not less than two-thirds ( 2/3) of the votes cast by the holders of the class D preferred shares, voting separately as a class at a meeting of such holders specially called for that purpose, or by a resolution in writing signed by all the holders of the class D preferred shares, in addition to any other approval required by the Act.

SCHEDULE 2

(1)	No securities of the Corporation, other than non-convertible debt securities, shall be transferred without the approval of the directors evidenced by a resolution duly adopted by them.

(2)	The directors of the Corporation may, without authorization of the shareholders:

(a)	borrow money on the credit of the corporation;

(b)	issue, reissue, sell, pledge or hypothecate debt obligations of the Corporation;

(c)	give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

(d)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation or of any other person.

The directors may, by resolution, delegate such powers to any director, a committee of directors or any officer to such extent and in such manner as may be set out in such resolution or by-law, as the case may be.

(3)	The directors may appoint one or more additional directors who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.

(4)	The amalgamation shall be effective at 10:59 p.m. Eastern time on February 25,2008.